EXHIBIT 10.27 -  FEDERAL-MOGUL CORPORATION 1977
                 SUPPLEMENTAL COMPENSATION PLAN


                   FEDERAL-MOGUL CORPORATION
             1977 SUPPLEMENTAL COMPENSATION PLAN

            As Amended and Restated Effective as of
                        January 1, 1994

     Federal-Mogul Corporation, a Michigan corporation with principal offices in Southfield, Michigan, adopted the Federal-Mogul Corporation 1977 Supplemental
Compensation Plan (the "Plan") in 1977. By resolutions adopted at its meeting on November 30, 1983, the Board of Directors of the Corporation amended the Plan effective
January 1, 1984. The Plan was amended and restated effective January 1, 1986 to reflect a February 6, 1985
Board amendment to the charter of the Compensation
Committee, deleting the requirement that it approve awards of Supplemental Compensation (and the formula for determining the amount of such awards) for Management
Employees. The Plan was amended and restated again, effective February 4, 1988, to eliminate any deferral of payment of awards granted hereunder. The Board of Directors on February 9, 1994 approved the amendment and restatement of the Plan effective January 1, 1994 to eliminate stock payments under the Plan and to comply with the performance goal requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     1. Purposes of Plan. The purposes of the Plan are to provide personal incentive and financial reward to Management, Executive Group and Advisory Board Employees who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Corporation by their ability, industry, loyalty and exceptional services, by making them participants in that success.

     2.  Definitions; Number and Gender.

          a.     "Advisory Board Employee" shall mean an
Employee who is a member of the Corporation's Advisory
Board, but excluding for purposes of this Plan Employees who are also members of the Executive Group, as defined below.

          b.     "Board": shall mean the Board of
Directors of the Corporation.

          c.     "Code" shall mean the Internal Revenue
Code of 1986, as amended.

          d.     "Compensation Committee" shall mean the
committee of two or more outside directors, as defined in
Section 162(m) of the Code, that is appointed by the Board to administer the Plan.

          e.     "Corporation" shall mean Federal-Mogul
Corporation, a Michigan corporation, and its consolidated subsidiaries.

          f.     "Designated Beneficiary" shall mean the
person or persons designated by the Employee on a form prescribed by the Corporation as the person or persons to whom any amounts are payable under this Plan if the Employee dies before such amounts have been paid.

          g.     "Earnings Per Share" shall mean the
Corporation's Primary Earnings per share of common stock as reported in the annual report to shareholders.

          h.     "Employee" shall mean a person
(including an officer, but not an outside director), regularly employed by Federal-Mogul Corporation or one or its domestic subsidiaries on a full-time salaried basis.

          i.     "Executive Group Employee" shall mean
the Chief Executive Officer and the four next most highly compensated executive officers.

          j.     "Management Committee" shall mean the
Policy Committee established by the Corporation.

          k.     "Management Employee" shall mean an
Employee who is not an Executive Group or Advisory Board
Employee but whose annual basic salary and salary grade on January 1 of each year equal or exceed the minimum established by the Management Committee for that year.

          l.     "Plan" shall mean the January 1, 1994
amendment and restatement of the Federal-Mogul
Corporation 1977 Supplemental Compensation Plan, as it may be amended from time to time.

          m.     "Representative" shall mean any
Designated Beneficiary of an Employee or the conservator or guardian of the estate of any incapacitated Employee, or if no Designated Beneficiary was named at the time, the personal representative, executor or administrator of the estate of any deceased Employee, his trustee, or the person to whom the Employee's personal property shall have passed by will or the laws of descent and distribution.

          n.     "Retirement" shall mean cessation of
employment with the Corporation under one of the forms of retirement set forth in the Federal-Mogul Corporation
Retirement Plan for Salaried Employees (as such plan may be amended from time to time) or such other form of retirement as may be determined by the Board or the Compensation Committee.

          o.     "Return on Beginning Equity" shall mean
the percent figure resulting from dividing the Corporation's net earnings for a year (as reported int he annual report to shareholders for that year) by the Corporation's total shareholders' equity as of the last day of the immediately preceding year (as reported in such annual report).

     Other terms shall have the respective meaning given them in other sections of the Plan.

     Wherever words are used in this Plan in the singular form, they shall, where appropriate, be construed so as to include the plural. Wherever masculine pronouns are used in this Plan, they shall be construed so as to include the feminine gender as well.

     3.     Plan Formulae.

          a.     Executive Group Employees.  Prior to
April 1, 1994 for 1994 calendar year awards, prior to December 31, 1994 for 1995 calendar awards and prior to December 31 of each succeeding calendar year, the Compensation Committee shall establish the annual performance goal targets under the Plan for Executive
Group Employees. The performance goal targets must be objective and substantially uncertain to be met at the time that they are set and shall be based on one or more of the following criteria: earnings per share; return on investments; return on equity; cash flow and specific increases in productivity. Once set by the Compensation
Committee, the annual performance goal targets shall be ratified by the Board. No Executive Group Employee's annual award may exceed three times his annual base salary for the calendar year immediately preceding the calendar year of the award. Although the Compensation
Committee does not have the authority to change the criteria on which the performance goals are based without shareholder approval, it shall have the authority to change the targets on an annual basis.

          b.     Advisory Board Employees.  The
Compensation Committee shall establish a Plan formula each year not later than March 31 to determine the amount available for awards to Advisory Board Employees who are not also Executive Group Employees. The formula for the Advisory Board Employees shall contain a profit objective
(the "Standard Return") expressed as a Return on Beginning Equity for that year. Once the Advisory Board formula has been established by the Compensation
Committee, it must be submitted, together with the (i) current proposed Return on Beginning Equity objective,
(ii) associated maximum award amount, and (iii) schedule of maximum award amounts for returns greater or lesser than such objectives, to the Board for approval.

          c.     Management Employees.  The Management
Committee shall establish a Plan formula each year not later than March 31 to determine the amount available and the amount to be paid for awards to Management Employees.
Board approval is not required for the Management
Employee formulae.

          d.     Awards Adjustment.  Neither the
Compensation Committee nor the Management Committee shall be obliged to make awards totalling the full amounts that their formulae produce. Any unused portion may, except to the extent otherwise directed by the Committees, be carried forward and may be available in a future year or years.

     4.     Eligibility.

          a.     Employees who make significant
contributions to the success of the Corporation, in the sole discretion of the Compensation Committee in the case of Executive Group and Advisory Board Employees, and in the sole discretion of the Management Committee in the case of Management Employees, shall be eligible for consideration for Plan awards.

          b.     Consideration may be given to
recommendations of awards to individuals who do not meet the foregoing eligibility requirements but who have made unusual contributions to the success of the Corporation during the year or are regarded as outstanding candidates for greater responsibilities in the future.

          c.     In the event employment ceases during
the year for any reason other than misconduct, dishonesty, or insubordination, or if an Employee has been on a leave of absence during the year, he may be considered for an award, the amount of which shall depend upon his contribution during the year to the success of the Corporation.

     5.     Administration of Plan.  Full power and
authority to construe, interpret and administer the Plan shall be vested in the Compensation Committee, except to the extent such power and authority are otherwise herein specifically given to the Management Committee. Either the Management Committee or the Compensation Committee may alter any determination it has made under Section 3 before awards are paid for any year, provided that such administrative action would further the purposes of the Plan and that Board approval is obtained for Compensation
Committee actions. Notwithstanding the foregoing, awards to Executive Group Employees only may be reduced, in accordance with Section 162(m) of the Code. These adjustments shall include, but are not limited to:

          a.     adjusting either or both of the
Committees' respective (i) profit objectives, and (ii)
Plan formulae, which had been determined for that year as provided in Section 3 of the Plan, and

          b. adding to or subtracting from the amount available for awards under the formulae for that year such sum or sums as the respective Committees may determine.

     6.     Recommendation for Awards.  The Compensation
Committee and Management Committee shall have sole discretion with respect to the determination of their respective awards, except that awards to Advisory Board
Employees must be approved by the Board, and awards to Executive Group Employees must be ratified by the Board.
Recommendations for Advisory Board and Management
Employee awards shall be made to both Committees by the Chief Executive Officer of the Corporation under such procedures as may be prescribed by the Committees.
However, the Chief Executive Officer shall not make a recommendation with respect to himself or the other members of the Executive Group. The awards for the Chief
Executive Officer and the other Executive Group Employees shall be determined by the Compensation Committee, subject to ratification by the Board.

     7.     Form and Payment of Awards.  Awards to
Advisory Board and Management Employees shall be made when it can be determined with reasonable certainty that there are or shall be sufficient amounts available under the provisions of Section 3 of the Plan. Awards to Executive Group Employees shall be made only when the Compensation Committee has certified that the performance goal targets have been attained. Awards shall be made in cash and shall be payable in a lump sum.

     All awards shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of awards hereunder. An
Employee shall have no right, title, or interest whatever in or to any investments which the Corporation may make to aid it in meeting its obligations hereunder. Nothing contained in this instrument, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and an Employee or any other person. To the extent that any person acquires a right to receive payments from the Corporation, such right shall be no greater than the right of an unsecured creditor.

     If an Employee dies or becomes incapacitated, any award so made shall be paid to his Representative at such time an in such manner as if he were living or not incapacitated.

     8. Modification or Suspension. The Corporation shall have the right from time to time to modify, suspend, or terminate the Plan.

     9. Amendment. The Board retains the authority to amend the Plan, subject to the shareholder approval requirements of Section 162(m) of the Code.

     10.     Effective Date.  The amended and restated
Plan shall be effective with the fiscal year beginning
January 1, 1994. No awards under the Plan shall be payable to Executive Group Employees unless the amended and restated Plan receives shareholder approval at the Corporation's 1994 annual meeting.

     IN WITNESS WHEREOF, Federal-Mogul Corporation has caused this amendment and restatement to be executed by an appropriate officer as of the ------day of--------, 1994.

                              FEDERAL-MOGUL CORPORATION



                              By:
                                 ------------------------

                                   Its:
                                       ------------------

Subscribed in the presence of: